EXHIBIT 21

               LOMAS FINANCIAL CORPORATION AND SUBSIDIARIES

                            CORPORATE STRUCTURE

                               June 30, 1994

     The consolidated structure of the Company is set forth in the following table which identifies each corporate entity's subsidiaries and shows the state of incorporation in which each of LFC and its subsidiaries are incorporated. Except as otherwise specified, each entity is headquartered at 1600 Viceroy Drive in Dallas.

                                                                State of
Corporation                                                   Incorporation
- -----------                                                   -------------

Lomas Financial Corporation(1). . . . . . . . . . . . . . . . Delaware
  Lomas Mortgage USA, Inc.. . . . . . . . . . . . . . . . . . Connecticut
    Lomas Mortgage Services, Inc. . . . . . . . . . . . . . . Delaware
    Property Exchange USA, Inc. . . . . . . . . . . . . . . . Texas
    Lomas Field Services, Inc.. . . . . . . . . . . . . . . . Nevada
    Gibraltar Deed Company. . . . . . . . . . . . . . . . . . California
    Lomas Insurance Services, Inc.. . . . . . . . . . . . . . Connecticut
      Lomas Insurance Services of Arizona, Inc.(2). . . . . . Arizona
        Lomas Insurance Services of Florida, Inc.(2). . . . . Florida
        Lomas Insurance Services of Louisiana, Inc.(2). . . . Louisiana
        Lomas General Insurance Services, Inc.(2) . . . . . . Texas
        Lomas Insurance Services of Virginia, Inc.(2) . . . . Virginia
    L&N Funding Corporation . . . . . . . . . . . . . . . . . Delaware
  INTELLIFILE, INC.(3). . . . . . . . . . . . . . . . . . . . Nevada
  Lomas New York, Inc.. . . . . . . . . . . . . . . . . . . . New York
  Lomas Information Systems, Inc. . . . . . . . . . . . . . . Nevada
  Lomas Administrative Services . . . . . . . . . . . . . . . Nevada
    Lomas Marketing Services, Inc.. . . . . . . . . . . . . . Nevada
  Lomas Management, Inc.(2) . . . . . . . . . . . . . . . . . Nevada
    Custodial Funding Corporation(2). . . . . . . . . . . . . Nevada
  ST Lending, Inc.(2)(7). . . . . . . . . . . . . . . . . . . Delaware
    Meaderose, Inc.(2). . . . . . . . . . . . . . . . . . . . Nevada
  L&N Consultants, Inc.(2)(4) . . . . . . . . . . . . . . . . Nevada
    Crown Cabot, Inc.(2). . . . . . . . . . . . . . . . . . . Nevada
    LNC Holdings, Inc.(2) . . . . . . . . . . . . . . . . . . Nevada
    Northern Lights Inn(2). . . . . . . . . . . . . . . . . . Alaska
  Lomas Properties, Inc.(2) . . . . . . . . . . . . . . . . . Texas
    Louisiana National Land Corporation(2). . . . . . . . . . Louisiana
    Lomas Investment Properties, Inc.(2). . . . . . . . . . . Nevada
    Bay South, Inc.(2). . . . . . . . . . . . . . . . . . . . Nevada
    Naples Bay View, Inc.(2). . . . . . . . . . . . . . . . . Florida
  Financial Insurance Ltd.(5) . . . . . . . . . . . . . . . . Bermuda
  Lomas Housing Management Corp.. . . . . . . . . . . . . . . Texas
  Roosevelt Office Center, Inc.(6). . . . . . . . . . . . . . New York
  Vistamar, Inc.(2) . . . . . . . . . . . . . . . . . . . . . Puerto Rico
  LLG Lands, Inc.(2). . . . . . . . . . . . . . . . . . . . . Arkansas


Notes to Table of Corporate Structure:

(1) Unless otherwise stated, each affiliated entity is a corporation and is 100 percent owned by the indicated parent company.
(2)  Located at 1420 Viceroy Drive, Dallas, Texas 75235.
(3)  Located at 8600 Harry Hines, Dallas, Texas 75235
(4) 100 percent of common stock owned by LFC but only 50 percent of the voting stock. Preferred stock owned by third parties including 50 percent of the voting stock.
(5) Located at Dorchester House, P. O. Box HM2020, Church Street, Hamilton 5, Bermuda.
(6)  Located at 67 Wall Street, Suite 2411, New York, New York 10005.
(7) 51 percent of voting stock owned by Lomas Financial Corporation and 49 percent of voting stock owned by Lomas Mortgage USA, Inc.